MassRoots Files Suit Against Former CEO

Company’s allegations include misappropriation of Company funds and violation of Separation Agreement.

DENVER, CO-- MassRoots, Inc. (OTCQB: MSRT), a leading technology platform for the legal cannabis industry, announced that on November 14, 2017 it filed a lawsuit in District Court in Denver, Colorado against its former CEO, Isaac Dietrich. The complaint alleges, among other things, that Dietrich intentionally misappropriated Company funds and engaged in self-dealing by causing MassRoots to make unauthorized payments to him and third parties on his behalf, for his personal benefit, in various amounts totaling in excess of $250,000, which also constituted a wrongful conversion and civil theft of Company funds, and that Mr. Dietrich has been unjustly enriched as a consequence of the foregoing. The complaint also alleges that Dietrich has intentionally violated the Separation Agreement he signed with the Company.

Scott Kveton, MassRoots CEO, stated, ”The days of Isaac Dietrich treating this Company like his personal piggybank are over. It is not surprising to us that only a few days after we filed our lawsuit against him, he filed a preliminary proxy statement with the SEC with the intent to remove the Board and retract the lawsuit against him. I have faith that the shareholders of this Company will see through this ruse and recognize the folly of putting Dietrich back in charge.”

Kveton continued, “Our last fiscal quarter was the worst quarter MassRoots ever recorded, and it was all Isaac Dietrich’s doing. Moreover, misappropriation of Company funds and illegal drug use at the workplace are unacceptable on any level. We intend to enforce the standstill provisions of the Separation Agreement as we believe engaging in a protracted proxy contest now would be a huge waste of our Company resources and a diversion by Isaac Dietrich to avoid the potential consequences of his wrongdoings. We have also been in touch with the appropriate local and Federal authorities on these matters.”

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. Its compliance and point-of-sale system, MassRoots Retail, enables cannabis-related businesses to streamline their retail operations and manage compliance reporting to state regulators. With a significant market share of medical cannabis patients in certain markets and more than 25,000 shareholders, the Company believes it is uniquely positioned to best serve the needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and MassRoots, Inc.'s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," "encouraged" and similar expressions and include statements regarding the Company being uniquely positioned to best serve the needs of the cannabis industry. The forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to best serve the needs of the cannabis industry, our ability to execute our business strategy, the on-going effects of the enactment of legislation relating to the production of and the commercialization of cannabis products and the other factors described in our filings with the SEC. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.